                                                                    EXHIBIT 3

                                                                      FILED
                                                                   SEP 26 1988
                                                                      10 AM
                                                                  /s/ illegible
                                                                    illegible

                               STATE OF DELAWARE
                         CERTIFICATION OF INCORPORATION
                                       OF
                          BAY VIEW CAPITAL CORPORATION

     Section 1. Corporate Title. The name of the Corporation is Bay View Capital Corporation.

     Section 2. Duration. The duration of the Corporation is perpetual.

     Section 3. Powers. The purpose or purposes for which the corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     Section 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 27,000,000, 20,000,000 of which shall be common stock, par value $.01 per share, and 7,000,000 of which shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance. The authorized shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its stockholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Except as permitted by Delaware law, neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to be fully paid and non-assessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Section 5. Preemptive Rights. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of other securities of the Corporation which may be issued.

Section 6. Internal Affairs

     Paragraph 1.

     The corporation shall be under the direction of a board of directors. The number of directors shall be as stated in the Corporation's bylaws, as may be amended from time to time. The directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of this certificate or incorporation or supplemental sections hereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

     Paragraph 2.

     The term of office of directors initially elected by the stockholders shall be as follows: the term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election; the term of office of directors of the second class shall expire at the second annual meeting of stockholders after their election and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after their election; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

     Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.

          All actions required or permitted to be taken by the stockholders shall be voted upon at an annual or special meeting of the stockholders rather than by written consent in lieu of a meeting.

     Section 7. Registered Office. The street address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Washington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     Section 8. Call of Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the directors then in office.

     Section 9.  Indemnification.

          Paragraph 1.  Power to Indemnify in Actions, Suits or Proceedings
                        Other Than Those By or In the Right of the Corporation.

          Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Paragraph 2.   Power to Indemnify in Actions, Suits or Proceedings By or In
                    the Right of the Corporation.

     Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Paragraph 3.   Authorization of Indemnification.

     Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph 1 or Paragraph 2 of this Section 9, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

     Paragraph 4. Good Faith Defined.

     For purposes of any determination under Paragraph 3 of this Section 9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Paragraph 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Paragraph 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this Section 9, as the case may be.

     Paragraph 5. Indemnification by a Court.

     Notwithstanding any contrary determination in the specific case under Paragraph 3 of this Section 9, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Paragraphs 1 and 2 of this Section 9. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this Section 9, as the case may be. Notice of any application for indemnification pursuant to this Paragraph 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the Foregoing, unless otherwise required by law, no director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

     Paragraph 6. Expenses Payable in Advance.

     Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt or an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 9.

     Paragraph 7.  Non-exclusivity and Survival of Indemnification.

     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Paragraph 3 of this Section 9 concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Paragraphs 1 and 2 of this Section 9 shall be made to the fullest extent permitted by law. The provisions of this Section 9 shall not be deemed to preclude the indemnification of any person who is not specified in Paragraphs 1 or 2 of this
Section 9 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Paragraph 8.  Insurance.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Section 9.

     Paragraph 9.  Meaning of "Corporation" for Purposes of Section 9.

     For purposes of this Section 9, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.


     Section 10. Limitation on Personal Liability of Directors. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     Section 11. Beneficial Ownership Limitation. The provisions of this
Section 11 shall become effective upon Bay View Federal Savings and Loan Association (the "Association") becoming a majority-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this
Section 11 shall thereupon cease to be effective.

     Notwithstanding anything contained in the Corporation's certificate of incorporation or bylaws to the contrary, for a period of five years after May 16, 1986, the date of completion of the conversion of the Association from mutual to stock form, no person may, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Corporation.

     In the event shares are acquired in violation of this Section 11, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 11, the following definitions apply:

          (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, or similar organization, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

          (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for or request or invitation for tenders of, a security or interest in a security for value.

          (3) The term "acquire" includes every type of acquisition, whether affected by purchase, exchange, operation of law or otherwise.

          (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     This Section 11 shall not apply to an acquisition or offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities, or (ii) by any one or more tax-qualified employee stock benefit plans (as defined in 12 C.F.R. section 563b.2(a)(37) or any successor provision) of the Corporation or any of its subsidiaries.

     Section 12. Business Combinations. Section 203 of the General Corporation Law of the State of Delaware shall not govern the Corporation.

     Section 13. Incorporator. The name and address of the Corporation's incorporator is Robert J. Flax, 2121 South El Camino Real, San Mateo, California 94403.

     Section 14. Amendment of Certificate of Incorporation. No amendment, addition, alteration, change, or repeal of any provision of this certificate of incorporation shall be made, unless such is first proposed by the board of directors of the Corporation, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting. Any amendment, addition, alteration, change or repeal of any provision of this certificate of incorporation shall be effective on the date it is duly approved by the stockholders or on such other date as shall be specified in such approval of stockholders.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Incorporation to be signed by Robert J. Flax, its Incorporator, this 22nd day of September, 1988.

                                   BAY VIEW CAPITAL CORPORATION

                                   /s/ Robert J. Flax
                                   ---------------------------------
                                   Robert J. Flax
                                   Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 07/12/1991
731193018 - 2173579

                               STATE OF DELAWARE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          BAY VIEW CAPITAL CORPORATION

     BAY VIEW CAPITAL CORPORATION, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the Corporation is BAY VIEW CAPITAL CORPORATION. The original Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on September 26, 1988 and was restated on July 12, 1991.

2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation has been duly adopted by the board of directors and stockholders of the Corporation and restates and amends the provisions of the Certificate of Incorporation of this Corporation to read in its entirety as follows:


     Section 1. Corporate Title. The name of the Corporation is Bay View Capital Corporation.

     Section 2.  Duration.  The duration of the Corporation is perpetual.

     Section 3. Powers. The purpose or purposes for which the Corporation is organized are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Section 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 27,000,000, of which 20,000,000 shall be common stock, par value $.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance. The authorized shares may be issued by the Corporation from time to time as approved by its board of directors without the approval of its stockholders, except to the extent that such approval is required by governing law, rule or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Except as permitted by Delaware law, neither promissory notes nor future services shall constitute payment or part payment for the issuance of the shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property, labor or services actually performed for the Corporation or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor or services, as determined by the board of directors of the Corporation, shall be conclusive. Upon payment of such consideration such shares shall be deemed to the fully paid and non-assessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Section 5.  Preemptive Rights.

     Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of other securities of the Corporation which may be issued.

     Section 6. Internal affairs.

          Paragraph 1.

          The Corporation shall be under the direction of a board of directors. The number of directors shall be as stated in the Corporation's bylaws, as may be amended from time to time. The directors shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

          At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of directors of which such director is a part. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of this certificate of incorporation or supplemental sections hereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

          Paragraph 2.

          The term of office of directors initially elected by the stockholders shall be as follows: the term of office of directors of the first class shall expire at the first annual meeting of stockholders after their election; the term of office of directors of the second class shall expire at the second annual meeting of stockholders after their election and the term of office of directors of the third class shall expire at the third annual meeting of stockholders after their election; and, as to directors of each class, when their respective successors are elected and qualified. At each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified.

          Vacancies in the board of directors, however caused, shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he has been chosen expires and when his successor is elected and qualified.

         All actions required or permitted to be taken by the stockholders shall be voted upon at an annual or special meeting of the stockholders rather than by written consent in lieu of a meeting.

     Section 7. Registered Office. The street address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

     Section 8. Call of Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the directors then in office.

     Section 9. Indemnification.

         Paragraph 1.    Power to Indemnify in Actions, Suits or Proceedings
                         Other Than Those By or In the Right of the Corporation.

          Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plan of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect of any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Paragraph 2.  Power to Indemnify in Actions, Suits or Proceedings By
                   or In the Right of the Corporation.

     Subject to Paragraph 3 of this Section 9, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or a wholly-owned direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action of suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Paragraph 3.  Authorization of Indemnification.

     Any indemnification under this Section 9 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Paragraph 1 or Paragraph 2 of this Section 9, as the case may be. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case. No director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

         Paragraph 4.      Good Faith Defined.

         For purposes of any determination under Paragraph 3 of this Section 9, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Paragraph 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Paragraph 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this
Section 9, as the case may be.

         Paragraph 5.      Indemnification by a Court.


         Notwithstanding any contrary determination in the specific case under Paragraph 3 of this Section 9, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Paragraphs 1 and 2 of this Section 9. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Paragraphs 1 or 2 of this Section 9, as the case may be. Notice of any application for indemnification pursuant to this Paragraph 5 shall be given to the Corporation promptly upon the filing of such application. Notwithstanding any of the foregoing, unless otherwise required by law, no director, officer, employee or agent of the Corporation shall be entitled to indemnification in connection with any action, suit or proceeding voluntarily initiated by such person unless the action, suit or proceeding was authorized by a majority of the Entire Board of Directors.

         Paragraph 6.      Expenses Payable in Advance.

         Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 9.

         Paragraph 7.      Non-exclusivity and Survival of Indemnification.

         The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (however embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to the limitation in Paragraph 3 of this Section 9 concerning voluntary initiation of actions, suits or proceedings, indemnification of the persons specified in Paragraphs 1 and 2 of this Section 9 shall be made to the fullest extent permitted by law. The provisions of this Section 9 shall not be deemed to preclude the indemnification of any person who is not specified in Paragraphs
1 or 2 of this Section 9 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided by this Section 9 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         Paragraph 8.      Insurance.

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Section 9.

          Paragraph 9.   Meaning of "Corporation" for Purposes of Section 9.

          For purposes of this Section 9, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 9 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     Section 10. Limitation on Personal Liability of Directors. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or
(iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Section 10 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     Section 11. Beneficial Ownership Limitation.  The provisions of this
Section 11 shall become effective upon Bay View Federal Savings and Loan Association (the "Association") becoming a majority-owned subsidiary of the Corporation. In the event that thereafter the Association (or any successor institution) ceases to be a majority-owned subsidiary of the Corporation, this
Section 11 shall thereupon cease to be effective.

     Notwithstanding anything contained in the Corporation's certificate of incorporation or bylaws to the contrary, for a period of five years after May 16, 1986, the date of completion of this conversion of the Association from mutual to stock form, no person may, directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the Corporation.

     In the event shares are acquired in violation of this Section 11, all shares beneficially owned by any person in excess of 10 percent shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 11, the following definitions apply:

          (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, or similar organization, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

          (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation or an offer to sell, tender offer for or request or invitation for tenders of, a security or interest in a security for value.

          (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

          (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     This Section 11 shall not apply to an acquisition or offer to acquire securities of the Corporation (i) by underwriters in connection with a public offering of such securities, or (ii) by a tax-qualified employee stock benefit plan (as defined in 12 C.F.R. ss.563b.2(a)(37) or any successor provision) of the Corporation or any of its subsidiaries which is exempt from the approval requirements under 12 C.F.R. ss.574.3(C)(1)(iv).

     Section 12. Business Combinations. Section 203 of the General Corporation Law of the State of Delaware shall not govern the Corporation.

     Section 13. Incorporator. The name and address of the Corporation's incorporator is Robert J. Flax, 2121 South El Camino Real, San Mateo, California 94403.

     Section 14. Amendment of Certificate of Incorporation. No amendment, addition, alteration, charge, or repeal of any provision of this restated certificate of incorporation shall be made, unless such is first proposed by the board of directors of the corporation, and thereafter approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting.

     Section 15. Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized and empowered to adopt, amend and repeal the Corporation's bylaws, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw made by the board of directors.

     IN WITNESS WHEREOF, said Corporation has caused this Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer and attested by its Secretary, this 10th day of July, 1991.

ATTEST:                                        BAY VIEW CAPITAL CORPORATION



/s/ Robert J. Flax                             /s/ Robert E. Barnes
----------------------------------             ---------------------------------
Robert J. Flax, Secretary                      Robert E. Barnes, President and
                                                 Chief Executive Officer

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED  12:30 PM 06/14/1996
                                                          960174017 - 2173579


                             CERTIFICATE OF MERGER

                                       OF

                                CTL CREDIT, INC.

                                      INTO

                          BAY VIEW CAPITAL CORPORATION

     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                 Name                          State of Incorporation

     Bay View Capital Corporation                      Delaware

     CTL Credit, Inc.                                  Delaware

     Second: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

     Third: That the name of the surviving corporation of the merger is Bay View Capital Corporation.

     Fourth: That the certificate of incorporation of Bay View Capital Corporation, a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

     Fifth: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2121 South El Camino Real, San Mateo, California 94403.

     Sixth: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                   BAY VIEW CAPITAL CORPORATION


                                   BY:  /s/ Edward H. Sondker
                                       -----------------------------------
                                       Edward H. Sondker, President and
                                         Chief Executive Officer

ATTEST:


BY: /s/ Robert J. Flax
    --------------------------
    Robert J. Flax
     Executive Vice President,
     General Counsel & Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION



     Bay View Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Bay View Capital Corporation, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be considered at the next Annual Meeting of Stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of the Company be amended to read as follows:

     "Section 4.  Capital Stock.    The total number of shares of capital stock
which the Corporation has authority to issue is 67,000,000, of which 60,000,000 shall be common stock, par value $.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

     SECOND: That thereafter, at the Annual Meeting of Stockholders of said corporation held on May 22, 1997, pursuant to notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Bay View Capital Corporation has caused this certificate to be signed by Robert J. Flax, its Executive Vice President, General Counsel and Secretary, this 17th day of June, 1997.


                                       BAY VIEW CAPITAL CORPORATION


                                  BY:  Robert J. Flax
                                       -----------------------------------------
                                       Robert J. Flax
                                       Executive Vice President, General Counsel
                                       and Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 01:30 PM 06/17/1997
   971198738 - 2173579

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:30 AM 01/02/1998
                                                          981000498 - 2173579

                             CERTIFICATE OF MERGER

                                       OF

                      AMERICA FIRST EUREKA HOLDINGS, INC.

                                      INTO

                          BAY VIEW CAPITAL CORPORATION


         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

         DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                    Name                              State of Incorporation

         Bay View Capital Corporation                         Delaware

         America First Eureka Holdings, Inc.                  Delaware

         SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Bay View Capital Corporation.

         FOURTH: That the certificate of incorporation of Bay View Capital Corporation, a Delaware corporation, the surviving corporation, shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1840 Gateway Drive, San Mateo, California 94404.

         SIXTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                                            BAY VIEW CAPITAL CORPORATION

                                            BY: /s/ Edward H. Sondker
                                                --------------------------------
                                                Edward H. Sondker, President and
                                                 Chief Executive Officer


ATTEST:

BY: /s/ Robert J. Flax
    ----------------------------------
    Robert J. Flax
     Executive Vice President, General
      Counsel and Secretary

                            CERTIFICATE OF MERGER OF
                     FRANCHISE MORTGAGE ACCEPTANCE COMPANY
                       INTO BAY VIEW CAPITAL CORPORATION
  (under Section 251 of the General Corporation Law of the State of Delaware)


     Bay View Capital Corporation hereby certifies that:

     (1) The name and state of incorporation of each of the constituent corporations are:

          (a) Franchise Mortgage Acceptance Company, a Delaware corporation ("FMAC"); and

          (b)  Bay View Capital Corporation, a Delaware corporation ("Bay
               View").

     (2) An agreement of merger has been approved, adopted, certified, executed and acknowledged by FMAC and Bay View in accordance with the provisions of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

     (3)  The name of the surviving corporation is Bay View Capital Corporation.

     (4) The Certificate of Incorporation of Bay View shall be the Certificate of Incorporation of the surviving corporation, without change.

     (5) The executed agreement of merger is on file at the principal office of Bay View at 1840 Gateway Drive, San Mateo, California 94404-2467.

     (6) A copy of the agreement of merger will be furnished by Bay View, on request and without cost, to any stockholder of FMAC or Bay View.

     IN WITNESS WHEREOF, Bay View has caused this certificate to be signed by Edward H. Sondker, its President, and attested to by Robert J. Flax, its Secretary, on this 1st day of November 1999.



                               BAY VIEW CAPITAL CORPORATION

                               BY: /s/ Edward H. Sondker
                                  ------------------------------
                                  Edward H. Sondker, President


ATTEST:

BY: /s/  Robert J. Flax
   --------------------------------
   Robert J. Flax, Secretary



                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 11:00 AM 11/01/1999
                                                         991461923 - 2173579

                                              STATE OF DELAWARE
                                             SECRETARY OF STATE
                                          DIVISION OF CORPORATIONS
                                         FILED 04:00 PM 04/16/2001
                                            010183075 - 2173579



                          CERTIFICATE OF DESIGNATIONS

                                       OF

                    4% SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                          BAY VIEW CAPITAL CORPORATION


                             ----------------------

   PURSUANT TO SECTION 151(G) OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

                             ----------------------

         Bay View Capital Corporation, a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Corporation"), DOES HEREBY CERTIFY THAT, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, the Board unanimously authorized and empowered the Special Committee to approve the issuance of the 4% Series A Convertible Preferred Stock and all matters associated therewith.

         The Special Committee, pursuant to the authority conferred upon it by the Board, unanimously adopted the following resolutions on April 12, 2001 authorizing the issuance of the 4% Series A Convertible Preferred Stock of the Corporation, which resolutions are still in full force and effect and are not in conflict with any provisions of the Certificate of Incorporation or Bylaws of the Corporation:

         RESOLVED, that pursuant to authority vested in the Special Committee by the Board and the Certificate of Incorporation, the Special Committee does hereby establish a series of preferred stock of the Corporation from the Corporation's authorized class of 7,000,000 shares of $.01 par value preferred shares (the "Preferred Stock"), such series consists of 5,991,369 shares, and does hereby fix and state the voting rights, designation, powers, preferences and relative, optional or other special rights and the qualifications, limitations or restrictions thereof, as follows:

         1. DESIGNATION AND AMOUNT: STATED VALUE. The shares of such series of Preferred Stock shall be designated as "4% Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 5,991,369. The initial liquidation preference of the Series A Preferred Stock shall be $4.59 per share (the "Stated Value"), which Stated Value shall be proportionately increased or decreased for any stock consolidation or stock split, respectively, of the outstanding shares of Series A Preferred Stock.

         2. DEFINITIONS. For the purposes of this Certification of Designations, the following definitions apply:

         "Board" means the Board of Directors of the Corporation.

         "Business Day" means any day that is not a Saturday, Sunday or day on which banks in California are required or permitted to be closed.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participants, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Common Equity" means all shares now or hereafter authorized of any class of common stock of the Corporation (including the Common Stock) and any other stock of the Corporation, however designated, authorized after the Original Issue Date, that has the right (subject always to prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Corporation without limit as to per share amount, but shall not include the Series A Preferred Stock or any Parity Securities or Senior Securities.

         "Common Stock" means the Common Stock, par value $.01 per share, of the Corporation.

         "Current Market Price" means the average of the daily closing prices of Common Stock for the five consecutive trading days selected by the Board beginning not more than 20 trading days before, and ending not later than the date of the applicable event described in Section 5.2(c) or (d), as applicable, and the date immediately preceding the record date fixed in connection with that event.

         "DGCL" means the Delaware General Corporation Law, as amended from time to time.

         "Dividend Payment Date" means each January 15, April 15, July 15 and October 15 of each year.

         "Fair Market Value" means the fair market value, as determined by the Board, whose determination in good faith shall be conclusive.

         "Fundamental Change" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for stock, other securities, cash or assets.

         "Junior Securities" means any class or series of Capital Stock of the Corporation that ranks junior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation including, without limitation, the Common Stock and any other Common Equity.

               "Liquidation Event" means, with respect to any Person, any of the following events: (a) the commencement by such Person of a voluntary case under the bankruptcy laws of the United States, as now or hereafter in effect, or the commencement of an involuntary case against such Person with respect to which the petition shall not be controverted within 15 days, or be dismissed within 60 days, after commencement thereof; (b) the appointment of a custodian for, or the taking charge by a custodian of, all or substantially all of the property of such Person; (c) the commencement by such Person of any proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to such Person; (d) the commencement against such Person of any proceeding set forth in the preceding clause (c), that is not controverted within 10 days thereof and dismissed within 60 days after the commencement thereof; (e) the adjudication of such Person as insolvent or bankrupt, or the adoption by such Person of a plan of liquidation, (f) a reduction or decrease in the Capital Stock resulting in a distribution of assets to holders of any class or series of the Capital Stock, or (g) the filing of a certificate of dissolution in respect of the Corporation with the Secretary of State of the State of Delaware; in any of cases (b) through (f) above, in a single transaction or series of related transactions. Notwithstanding the foregoing, neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets nor the consolidation, merger or amalgamation of any Person with or into the Corporation will be deemed a Liquidation Event.

               "Liquidation Preference" shall have the meaning set forth in
Section 4.

               "Measuring Date" shall have the meaning set forth in Section 5.2(a).

               "Original Issue Date" means the initial date upon which the Series A Preferred Stock is issued by the Corporation.

               "Parity Securities" means any class or series of Capital Stock of the Corporation that ranks pari passu to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation.

               "Person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, limited liability company, government agency or any agency or political subdivision thereof, or other entity.

               "Preferred Stock" shall have the meaning set forth in the Recitals.

               "Rights" shall have the meaning set forth in Section 5.2(c).

               "Senior Securities" means any class or series of Capital Stock of the Corporation that ranks senior to the Series A Preferred Stock as to dividend distributions or distributions upon the liquidation, winding up and dissolution of the Corporation.

               "Series A Conversion Price" shall have the meaning set forth in
Section 5.2.

               "Series A Dividends" shall have the meaning set forth in Section 3.1(a).

               "Series A Preferred Stock" shall have the meaning set forth in
Section 1.

               "Special Committee" shall mean the Special Committee appointed by the Board to approve the issuance of the Series A Preferred Stock and all matters associated therewith.

               "Stated Value" shall have the meaning, and shall be subject to the adjustments, set forth in Section 1.

               "Warrants" shall have the meaning set forth in Section 5.2(c).

          3.   Dividend Rights.

               3.1  Annual Dividends.

               (a) Subject to Section 3.1(g), the holders of shares of Series A Preferred Stock shall be entitled to receive, out of any funds legally available therefor and prior and in preference to any declaration or payment of any dividend on the shares of Common Stock (other than a dividend payable solely in additional shares of Common Stock) and any other Common Equity, cumulative dividends accruing from the Original Issue Date at a rate per share equal to four percent (4%) per annum multiplied by the Stated Value per share of the Series A Preferred Stock. Subject to Section 3.1(g), dividends shall be payable to holders of record of shares of Series A Preferred Stock as they appear in the Corporation's stock records at the close of business on January 1, April 1, July 1 and October 1 of each year or on a record date that is fixed by the Board and that is not more than 60 days and not less than 10 days before the applicable Dividend Payment Date. Dividends pursuant to this Section 3.1(a) shall be denominated herein as "Series A Dividends."

               (b) To the extent not paid pursuant to Section 3.1(a), Series A Dividends shall accumulate on a daily basis, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared.

               (c) All Series A Dividends paid with respect to shares of the Series A Preferred Stock pursuant to this Section shall be paid pro rata to the holders thereof entitled thereto based on their respective numbers of shares of Series A Preferred Stock.

               (d) Accrued but unpaid Series A Dividends for any past dividend period may be declared and paid at any time, without reference to any regular Dividend Payment Date, together with all accrued and unpaid Series A Dividends thereon, to holders of Series A Preferred Stock of record on such date, not more than 60 days prior to the payment thereof, as may be fixed by the Board.

               (e) Series A Dividends payable on shares of the Series A Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If any Dividend Payment Date occurs on a day that is not a Business Day, any accrued Series A Dividends otherwise payable on such Dividend Payment Date shall be paid on the next succeeding Business Day.

                (f) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all Series
A Dividends accruing with respect to each outstanding share of Series A Preferred Stock and all of such Series A Dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue (whether or not declared) and shall be payable in the same manner and at such times as provided for in this Section 3.1 with respect to Series A Dividends on each outstanding share of Series A Preferred Stock.

                (g) Notwithstanding anything herein to the contrary, no Series A Dividend shall be paid unless (i) the Company has obtained the prior approval of applicable regulatory authorities including the Federal Reserve Bank of San Francisco and the Board of Governors of the Federal Reserve, if required, and (ii) the payment of such dividend is in compliance with applicable laws and regulations.

                (h) In the event that the outstanding shares of Series A Preferred Stock are converted into shares of Common Stock pursuant to Section 5 hereof prior to the second Dividend Payment Date, the holders of the Series A Preferred Stock shall be entitled to receive, subject to Section 3.1(g), out of any funds legally available therefor and prior and in preference to any declaration or payment of any dividend on the shares of Common Stock (other than a dividend payable solely in additional shares of Common Stock) or any other Common Equity, a Series A Dividend such that aggregate Series A Dividends with respect to each share of Series A Preferred Stock equals not less than 1% multiplied by the Stated Value. Such Series A Dividend shall be payable to holders who were sent a Conversion Notice pursuant to Section 5 hereof.

                3.2. Other Dividends. Subject to Section 3.1(g), the holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds legally available therefor, cash dividends per share equal to any cash dividends per share paid on the shares of Common Stock.

                3.3. Ranking. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not (a) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Securities or Parity Securities or (b) redeem, purchase or otherwise acquire for consideration Junior Securities or Parity Securities through a sinking fund or otherwise, unless the Corporation has paid or set apart funds for the payment of all accrued and unpaid dividends with respect to Series A Preferred Stock and any Parity Securities at the time such dividends are payable; provided, however that the Corporation may (i) declare and pay dividends on Junior Securities or Parity Securities which are payable solely in shares of Parity Securities or Junior Securities, in the case of Parity Securities, or Junior Securities, in the case of Junior Securities, or by the increase in the liquidation value of Junior Securities or Parity Securities and
(ii) redeem, purchase or otherwise acquire Junior Securities or Parity Securities in exchange for consideration consisting of Parity Securities or Junior Securities, in the case of Parity Securities, or Junior Securities, in the case of Junior Securities.

        4. Liquidation Rights and Preferences. Subject to the rights of additional series of Preferred Stock that may be designated by the Board from time to time, including, without limitation, any Senior Securities, upon the occurrence of any Liquidation Event, the holders of the Preferred Stock shall be entitled to receive assets and funds of the Corporation prior and in preference to any distribution of any of such assets and funds to the holders of the Common Stock and any other Common Equity. Upon the occurrence of any Liquidation Event, the holders of the Series A Preferred Stock shall receive an amount per share equal to the Stated Value of such share plus any declared or accumulated but unpaid Series A Dividends for each share of Series A Preferred Stock held by them (the "Liquidation Preference"). If the assets and funds available for distribution to the holders of the Series A Preferred Stock and any Parity Securities upon a Liquidation Event shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire assets and funds of the Corporation legally available for distribution shall be distributed to the holders of the Series A Preferred Stock and any Parity Securities in accordance with their respective rights, and any amounts so distributed in respect of Series A Preferred Stock shall be distributed among the holders of Series A Preferred Stock then held by them. After payment in full of the Liquidation Preference, the holders of the Series A Preferred Stock shall not be entitled to any further participation in any distribution of assets.

          5. Conversion. The outstanding shares of Series A Preferred Stock shall be converted into Common Stock as follows:

               5.1  Automatic Conversion.

               (a) Upon the Corporation's delivery of notice (the "Conversion Notice") to all of the holders of Series A Preferred Stock, as they appear in the Corporation's then current stock records, that the Corporation has a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all outstanding shares of Series A Preferred Stock pursuant to this Section 5, each share of Series A Preferred Stock shall be automatically converted into fully paid and nonassessable shares of Common Stock in accordance with Section 5.2 without the need for any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock are surrendered to the Corporation or its transfer agent. The automatic conversion of the Series A Preferred Stock shall be deemed to have occurred at the close of business on the date of delivery of the Conversion Notice. The Conversion Notice shall be deemed to have been delivered (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by telex, facsimile, or other wire transmission, (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid or (iv) one day after being deposited with a reputable overnight courier.

               (b) If on the Original Issue Date there are a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all of the outstanding shares of Series A Preferred Stock pursuant to this Section 5, then the Corporation shall, as soon as practicable following the Original Issue Date, provide the holders with the Conversion Notice. If on the Original Issue Date there are an insufficient number of authorized, unissued and unreserved shares of Common Stock to permit conversion of all of the outstanding shares of Series A Preferred Stock pursuant to this
Section 5, then the Corporation shall, as soon as practicable following the Original Issue Date, submit to its stockholders a proposal to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all of the outstanding shares of Series A Preferred Stock.

                (c) Upon the automatic conversion of Series A Preferred Stock pursuant to this Section 5, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent therefor accompanied by a written notice specifying the name or names in which the holder wishes the certificate or certificates for Common Stock to be issued. If the notice specifies a name or names other than that of the holder, the notice must be accompanied by payment of all transfer taxes payable upon the issuance of the shares of Common Stock in that name or names. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such notice, a certificate or certificates, as applicable, for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered, were convertible on the date that such automatic conversion occurred.

                (d) Upon the automatic conversion of Series A Preferred Stock pursuant to this Section 5, the shares of Series A Preferred Stock shall cease to accrue Series A Dividends, but the shares of Series A Preferred Stock shall continue to be entitled to receive all accrued and unpaid Series A Dividends which the holder is entitled to receive through the last preceding Dividend Payment Date, subject to Section 3.1(g) hereof and the next sentence of this Section 5.1(d). Any accrued and unpaid Series A Dividends shall be payable on the date that would have been the next succeeding Dividend Payment Date; provided, however, that holders of Series A Preferred Stock shall be entitled to any Series A Dividends payable pursuant to Section 3.1(h) hereof; provided further, that shares of Series A Preferred Stock converted after the close of business on any record date for the payment of Series A Dividends declared and before the opening of business on the Dividend Payment Date relating to that record date shall be entitled to receive a payment in cash of an amount equal to any Series A Dividend declared in respect of those shares.

                (e) No fractions of shares of Common Stock shall be issued in connection with the automatic conversion of the Series A Preferred Stock. However, the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Series A Conversion Price. If more than one certificate evidencing shares of Series A Preferred Stock shall be surrendered for conversion by the same holder, the number of shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

                5.2 Conversion Formula and Adjustments. Each share of Series A Preferred Stock automatically converted in accordance with Section 5.1 above shall be converted into the number of shares of Common Stock that results from dividing (1) the Stated Value by (2) the conversion price for the Series A Preferred Stock that is in effect at the time of conversion (such conversion price, the "Series A Conversion Price"). The initial Series A Conversion Price shall be $4.59. The Series A Conversion Price will be subject to adjustment from time to time as follows:

                (a) Stock Splits and Combinations. If the Corporation should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split, subdivision, reverse split or combination of the outstanding shares of Common Stock or issuance of Capital Stock of the Corporation by reclassification of the shares of Common Stock of the Corporation, then, the Series A Conversion Price in effect immediately prior to the earlier of such record date or the date of such split, subdivision, reverse split, combination or reclassification (the "Measuring Date"), shall be adjusted so that each holder of Series A Preferred Stock shall be entitled to receive the number of shares of Common Stock or other securities that the holder would have owned or been entitled to receive after the Measuring Date had those shares of Series A Preferred Stock been surrendered for conversion in accordance with
Section 5.1 immediately prior to the Measuring Date.

          (b) Stock Dividends in Common Stock. If the Corporation should at any time or from time to time after the Original Issue Date pay a dividend or make a distribution in shares of Common Stock on any class of Capital Stock (except the Series A Preferred Stock) other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in paragraph (a) above, and the total number of shares constituting the dividend or distribution exceeds 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the Series A Conversion Price shall be adjusted by multiplying
(1) the Series A Conversion Price by (2) a fraction, the numerator of which will be the number of shares of Common Stock outstanding and the denominator of which will be the sum of that number of shares and the total number of shares issued in that dividend or distribution. If the total number of shares constituting that dividend or distribution does not exceed 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock will be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions since the most recent adjustment under this Section 5.2(b), will exceed such 5% threshold.

          (c) Issuance of Rights or Warrants. If the Corporation should at any time or from time to time issue to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Current Market Price ("Rights" or "Warrants", respectively), the Series A Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those Rights or Warrants will be reduced by multiplying the Series A Conversion Price by a fraction, (1) the numerator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Current Market Price and (2) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this paragraph (c), the issuance of rights or warrants expiring within 45 days entitling the holders to subscribe for or purchase securities convertible into shares of Common Stock will be deemed to be the issuance of Rights or Warrants to purchase shares of Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of Common Stock. This adjustment shall be made successively whenever any such event occurs, provided, however, that no adjustment shall occur with respect to that certain rights offering by the Corporation pursuant to a prospectus supplement dated April 16, 2001.

     (d) Distribution of Indebtedness, Capital Stock or Assets. If the Corporation should at any time or from time to time distribute to all holders of Common Stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of Capital Stock, cash or assets, other than Common Stock, Rights or Warrants or a dividend payable exclusively in cash and other than as a result of a Fundamental
Change described in paragraph (e) below, the Series A Conversion Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be reduced by multiplying the Series A Conversion Price by a fraction, (1) the numerator of which is (A) the Current Market Price on that record date less (B) the Fair Market Value of the portion of those evidences of indebtedness, shares of Capital Stock, other securities, cash and assets so distributed applicable to one share of Common Stock and (2) the denominator of which is the Current Market Price. This adjustment shall be made successively whenever any such event occurs.

     (e) Fundamental changes. If a Fundamental Change occurs, the holder of each share of Series A Preferred Stock outstanding immediately before that Fundamental Change occurred, shall have the right upon surrender of such shares to receive, but only out of legally available funds, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that that holder would have received if that share had been surrendered for conversion in accordance with Section 5.1 immediately prior to the Fundamental Change.

     5.3 Notices of Record Date. In the event of any taking by the Corporation of the record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock, at least 20 Business Days prior to the date specified herein, a notice specifying the date that any such record is to be taken for the purpose of such dividend or distribution.

     5.4 Payment of Taxes. Except as set forth in Section 5.1(c), the Corporation shall pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock.

     5.5 No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

     5.6 No Reduction Below Par Value. Notwithstanding any other provision of this Section 5, no adjustment to the Series A Conversion Price shall reduce the Series A Conversion Price below the then par value share of the Common Stock, and any such purported adjustment shall instead reduce the Series A conversion Price to such par value.

         5.7 Deferred Adjustment. In any case in which this Section 5 provides that an adjustment to the Series A Conversion Price shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (a) issuing to the holder of a share of Series A Preferred Stock after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(b) paying to such holder any amount in cash in lieu of any fractional share of Common Stock pursuant to Section 5.1(e).

     6.   Voting Rights and Related Provisions.

          6.1 Single Class Voting. Holders of Series A Preferred Stock shall have no voting rights except as required by law and as hereinafter provided in this Section 6. Except as limited by law, the holders of Series A Preferred Stock shall be entitled to vote or consent on all matters submitted to the holders of Common Stock together with the holders of Common Stock voting as a single class. Each share of Series A Preferred Stock shall entitle the holder thereof to one vote for each share of Common Stock into which such share of Series A Preferred Stock is convertible as of the record date for such vote or consent, or if no record date is specified, as of the date of such vote or consent.

          6.2 Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the Series A Preferred Stock outstanding, voting separately as a class:

          (a) amend or alter the Certificate of Incorporation in a manner that would adversely affect the rights of the Series A Preferred Stock,

          (b) amend, alter or repeal any provision of the Certificate of Incorporation that would increase in any respect the restrictions or limitations on ownership applicable to the Series A Preferred Stock, or

          (c) issue additional shares of Series A Preferred Stock or Senior Securities.

     Notwithstanding the foregoing, the Corporation may amend the Certificate of Incorporation at any time and from time to time to increase the authorized number of shares of Common Stock.

     7. Section Headings. Section headings are for convenience of reference only and shall not constitute a part of this Certificate of Designations or be referred to in connection with the interpretation or construction hereof.

        IN WITNESS WHEREOF, Bay View Capital Corporation has caused this Certificate of Designations to be executed by its Executive Vice President, General Counsel and Secretary as of the 16th day of April, 2001.


                                        BAY VIEW CAPITAL CORPORATION


                                        By: /s/ DOUGLAS J. WALLIS
                                           --------------------------------
                                        Printed Name: Douglas J. Wallis
                                        Title: Executive Vice President,
                                               General Counsel and Secretary

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/29/2001
                                                          010315048 - 2173579


                            CERTIFICATE OF AMENDMENT

                                        OF

                      RESTATED CERTIFICATE OF INCORPORATION


     Bay View Capital Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors of Bay View Capital
Corporation, resolutions were adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that such amendment be considered at the next Annual Meeting of Stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of the Company be amended to read as follows:

     Section 4.     Capital Stock.      The total number of shares of common
stock which the Corporation has authority to issue is 80,000,000 par value $.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $.01 per share, with rights and preferences to be determined by the board of directors upon issuance.

     SECOND:   That thereafter, at the Annual Meeting of Stockholders of said corporation held on June 28, 2001, pursuant to notice in accordance with
Section 222 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statue were voted in favor of the amendment.

     THIRD:    That said amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Bay View Capital Corporation has caused this certificate to be signed by Carolyn Williams-Goldman, its Executive Vice President, General Counsel and Secretary, this 28th day of June, 2001.



                                                  BAY VIEW CAPITAL CORPORATION


                                             BY:   /s/ Carolyn Williams-Goldman
                                                  ------------------------------
                                                  Carolyn Williams-Goldman
                                                  Executive Vice President,
                                                  General Counsel and
                                                  Secretary

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                   Delivered 11:11 AM 06/29/2004
                                                     Filed 11:11 AM 06/29/2004
                                                    SRV 040478271-2173579 Filed



                           CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION OF
                           BAYVIEW CAPITAL CORPORATION


        It is hereby certified that:



1. The name of the corporation (hereinafter called the "Corporation") is Bay View Capital Corporation.


2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by amending Section 4 to read in its entirety as follows:


          Section 4. Capital Stock. The total number of shares of capital stock which the Corporation has authority to issue is 87,000,000, of which 80,000,000 shall be common stock, par value $0.01 per share, and of which 7,000,000 shall be serial preferred stock, par value $0.01 per share, with rights and preferences to be determined by the board of directors upon issuance.


          Effective as of 5:00 p.m., EDT, on June 30, 2004 (the "Effective Time"), each ten shares of common stock issued and outstanding or (if any) held in treasury immediately prior to the Effective Time ("Old Common Stock") shall be automatically reclassified and changed into one validly issued, fully paid and nonassessable share of common stock. Stockholders who, immediately prior to the Effective Time, are holders of record of a number of shares of Old Common Stock that is not evenly divisible by ten shall be entitled to receive from the Corporation in lieu of a fraction of a share of common stock an amount in cash determined by multiplying such fraction by the closing price of the common stock on the New York Stock Exchange on the day of the Effective Time. Each holder of record immediately prior to the Effective Time of shares of Old Common Stock shall at the Effective Time become the holder of record of the number of whole shares of common stock as shall result from this reclassification and change. Each such holder of record shall be entitled to receive, upon surrender at the office of the transfer agent of the Corporation of the certificate or certificates theretofore representing shares of Old Common Stock in such form and accompanied by such documents, if any, as may be prescribed by the transfer agent of the Corporation, a new certificate or certificates representing the number of whole shares of common stock of which such holder is the holder of record after giving effect to the provisions of this paragraph and any cash to which such holder is entitled in lieu of any fractional share of common stock.


3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.


4. This Certificate of Amendment shall become effective at 5:00 p.m., EDT, on June 30, 2004.


     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Charles G. Cooper, its President, and Joseph J. Catalano, its Secretary, this 28th day of June, 2004.

Attest:                                     BAY VIEW CAPITAL CORPORATION

/s/ Joseph J. Catalano                      By: /s/ Charles G. Cooper
-----------------------------               ------------------------------------
Joseph J. Catalano, Secretary               Charles G. Cooper, President




                                      A-1